UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010

BRANDED BEVERAGES, INC. [FORMERLY GIDDY-UP PRODUCTIONS, INC.]
(Exact name of registrant as specified in its charter)

Nevada	000-53812	20-0853182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

409-903 19th Avenue SW Calgary, Alberta Canada		T2T OH8
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   403-399-6402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to

Rule 13a-ll or Rule 15d-11:

Item 2.01  Completion of Acquisition or Disposition of Assets

On December 15, 2010, the Company completed its Merger with Branded Beverages, Inc., and instituted a forward-split of its Common Stock on the basis of twenty-one new Shares of Common Stock for each one Share of Common Stock issued and outstanding on December 15, 2010.  As a result of this Merger, the name of the Registrant was changed to Branded Beverages, Inc.   On December 20, 2010, the parties entered into a Rescission of the Agreement and Plan of Merger due to the inability of the parties to obtain required financial statements in a timely manner.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2010, the Board of Directors appointed Edward Litwak as President of the Company, replacing Zoltan Nagy, who remains as a Director of the Company.  Mr. Litwak was also appointed as a Director of the Company to serve until the next Annual Meeting of Shareholders.   On December 20, 2010, in accordance with the Rescission Agreement, Mr. Litwak resigned as an Officer and Director of the Company, and Mr. Nagy was re-appointed as President of the Company.

Item 8.01   Other Events

Exhibit Index

2.1     Rescission of Agreement and Plan of Merger

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDED BEVERAGES, INC.

Date: January 4, 2011	By: /s/ Zoltan Nagy
Zoltan Nagy
President